EXHIBIT 5

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into as of the 9th day of July, 1996, by and among Lacy Distribution, Inc., an Indiana corporation (the "Assignor"), LDI AutoPaints, Inc., an Indiana corporation (the "Assignee"), LDI, Ltd., an Indiana limited partnership and the ultimate parent of Assignor and Assignee ("LDI"), and Maxco, Inc., a Michigan corporation ("Maxco").

         WHEREAS, Assignor has entered into a Stock Purchase Agreement dated June 5, 1996 (the "Purchase Agreement"), whereby Assignor has agreed to purchase all 4,045,000 of the issued and outstanding shares of common stock of FinishMaster, Inc., a Michigan corporation, which are owned by Maxco (the "Shares").

         WHEREAS, in accordance with and subject to the terms and conditions of the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, all of Assignor's right, title and interest in and to the Purchase Agreement.

         WHEREAS, LDI and Maxco are willing to consent to the assignment and assumption of the Purchase Agreement evidenced hereby, subject to the terms and conditions of the Purchase Agreement and their respective rights and obligations thereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

         1. Assignment. Effective as of the date hereof, Assignor does hereby assign and convey to Assignee all of its right, title, and interest in and to the Purchase Agreement, in accordance with and subject to the terms and conditions set forth in the Purchase Agreement.

         2. Assumption. Effective as of the date hereof, Assignee does hereby assume the obligations, duties, covenants and conditions of Assignor under the Purchase Agreement and agrees with Assignor that Assignee will hereafter faithfully, timely and fully perform each and every such obligation, duty, covenant and condition of Assignor provided for and set forth in the Purchase Agreement, including without limitation the consummation of the purchase of the Shares on the terms and conditions set forth in the Purchase Agreement.

         3. Consent. LDI and Maxco hereby consent to the assignment of the Purchase Agreement by Assignor, and the assumption thereof by Assignee, subject to the terms and conditions of the Purchase Agreement and their respective rights and obligations thereunder.



                                             [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               ASSIGNEE:


                               LDI AUTOPAINTS, INC.




                               By:     /s/ Thomas U. Young
                                       ----------------------------------------
                                       Thomas U. Young, President



                               ASSIGNOR:


                               LACY DISTRIBUTION, INC.

                               By:     /s/ Andre B. Lacy
                                       ----------------------------------------
                                       Andre B. Lacy, Chairman, President & CEO


                               LDI, LTD.

                               By:     LDI Management, Inc.
                                       Managing General Partner

                                       By:      /s/ Andre B. Lacy
                                       ----------------------------------------
                                       Andre B. Lacy, Chairman, President & CEO


                                    MAXCO, INC.


                                    By:     /s/ Max Coon
                                            -----------------------------------
                                            Max Coon, Chairman, President & CEO



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